SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
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[ ] Preliminary Proxy Statement     [ ] Confidential, For Use of the Commission
                                        Only (as permitted by Rule 14a-6 (e)(2))

[ ] Definitive Proxy Statement
[x] Definitive Additional Materials
[ ] Soliciting Materials Pursuant to Rule 14a-11(c) to Rule 14a-12

                     REPUBLIC BANKING CORPORATION OF FLORIDA
                (Name of Registrant as Specified in its Charter)


     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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and 0-11.

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pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee
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fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.


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                     REPUBLIC BANKING CORPORATION OF FLORIDA

                                  June 3, 1999

Dear Shareholder,

         In connection with the Annual Meeting of Shareholders of Republic Banking Corporation of Florida to be held on June 23, 1999 at 10:30 a.m. at 2800 Ponce de Leon Boulevard, Coral Gables, Florida, we are forwarding to you the Corporation's report on Form 10-Q for the quarterly period ended March 31, 1999. This report includes interim financial statements as of and for the three month period ended March 31, 1999.

         At the Annual Meeting, you will be asked to consider and vote upon (1) a transaction which will result in the acquisition of Republic by Union Planters Bank, National Association; (2) the election of two nominees to the board of directors of Republic; (3) the ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors for the year 1999; and (4) any other matter that may properly come before the Annual Meeting. All of these proposals are more fully described in the Proxy Statement dated May 21, 1999 mailed to you on May 28, 1999.

                                          Sincerely,

                                          /s/ Lydia A. Fernandez

                                          Lydia A. Fernandez
                                          Secretary

    2800 PONCE DE LEON BOULEVARD, 10TH FLOOR - CORAL GABLES, FLORIDA 33134 -
                           TELEPHONE: (305) 774-5197